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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                          Northrop Grumman Corporation
             (Exact Name of Registrant as Specified in Its Charter)


              Delaware                                               95-4840775
(State of Incorporation or Organization)                           (I.R.S. Employer)
                                                                  Identification no.)

1840 Century Park East, Los Angeles, CA                                   90067
(Address of Principal Executive Offices)                               (Zip Code)

If this form relates to the registration of a      If this form relates to the registration of a
class of securities pursuant to Section 12(b)      class of securities pursuant to Section 12(g) of
of the Exchange Act and is effective upon          the Exchange Act and is effective upon filing
filing pursuant to General Instruction A.(c),      pursuant to General Instruction A.(d), please
please check the following box.  (X)               check the following box.   (  )

Securities Act registration statement file number to which this form relates:
333-71290

Securities to be registered pursuant to Section 12(b) of the Act:

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
           Title of Each Class            Name of Each Exchange on Which
           to be so Registered            Each Class is to be Registered
           -------------------            ------------------------------

          Equity Security Units               New York Stock Exchange
             (Normal Units)

     Securities to be registered pursuant to Section 12(g) of the Act: None
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered

         The description of the Registrant's Equity Security Units (Normal Units) to be registered hereunder is incorporated herein by reference to the description included under the captions "Description of the Equity Security Units" and "Description of the Senior Notes" in the Registrant's Registration Statement on Form S-3 (File No. 333-71290) (as the same may be amended from time to time, the "Registration Statement"). For purposes of such description, any prospectus supplement relating to the Registration Statement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which purports to describe the Normal Units shall be deemed to be incorporated herein by reference.

Item 2.  Exhibits

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
Exhibit                        Description of Exhibit
-------                        ----------------------
Number
------
1. Registration Statement on Form S-3 (Registration No. 333-71290) filed with the Securities and Exchange Commission on October 10, 2001 by Northrop Grumman Corporation, is incorporated by reference.

2. Form of Indenture between the Registrant and JPMorgan Chase Bank, as trustee.

3. Form of Officer's Certificate describing the terms of the Senior Notes which are a component of the Normal Units.

4.      Form of Senior Notes (included in Exhibit 3).

5. Form of Purchase Contract Agreement between the Registrant and JPMorgan Chase Bank, as Purchase Contract Agent.

6.      Form of Normal Units Certificate (included in Exhibit 5).

7. Form of Pledge Agreement among the Registrant, The Bank of New York, as Collateral Agent, and JPMorgan Chase Bank, as Purchase Contract Agent.

8.      Form of Remarketing Agreement.
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                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  November 14, 2001

                                NORTHROP GRUMMAN CORPORATION


                                /s/ John H. Mullan

                                ______________________________________________
                                Name:   John H. Mullan
                                Title:  Corporate Vice President and Secretary

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